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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): JANUARY 10, 2005

                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)

             NEVADA                      000-33389                52-2268239
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

                    2280 TRAILMATE DRIVE, SARASOTA, FL 34243
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                    (Address of principal executive offices)

        Registrant's Telephone Number, Including Area Code: 941-753-2875
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ITEM 5.02 HIRING AND RESIGNATION OF EMPLOYEES.

Morgan Beaumont, Inc. (the "Company") has hired several new employees, some of who have started with the Company. The remaining new employees will begin in early February, as described in the Company's January 17, 2005 press release and the Company's January 25, 2005 press release attached to the Company's 8-K filed with the Securities Exchange Commission on January 27, 2005.

New Chief Financial Officer & Chief Operating Officer
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The Company has reorganized its senior management team. The Company's Chief
Financial Officer, Kenneth Craig, will immediately take over the duties of Chief Operating Officer from Erik Jensen. Mr. Jensen will remain President of the Company. The Company feels that this will allow Mr. Jensen to focus on overseeing technology and sales initiatives, as well as day to day operations. Replacing Mr. Craig as CFO is Ted Misiewicz, who is being promoted from within the department as the Company's Vice President of Finance.

Biographical Information on Theodore Misiewicz
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Theodore Misiewicz, Chief Financial Officer, is 46 years old. Mr. Misiewicz joined the Company in 2004. He is a licensed CPA in the State of Alabama. Mr. Misiewicz received his Bachelor of Business Administration with emphasis on Accounting from Western Michigan University in 1982 with a double minor in General Business Administration and Management. Mr. Misiewicz has over 20 years of experience in a wide variety of industries including Computer Manufacturing, Licensing, Financial Services, Affinity Marketing, the Gift Market, Collectibles, Syndication and Consulting. Prior to starting with the Company, Mr. Misiewicz was the Chief Financial Officer of Atlantic Syndication. From 1996 to 2000, he was the Secretary and Treasurer of Mill Pond Press, Inc. From 1994 to 1995, he was the Vice President of Finance & Administration (CFO) of Jordan American Holdings, Inc. From 1990 to 1994, he was the Director of Corporate Accounting for QMS, Inc.

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Other New Hires
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The Company has appointed Michael Rejbeni to serve as Vice President of Sales, has appointed Loreen Rua to serve as Vice President of Program and Project Implementation and has appointed Celeste Brey to serve as Vice President of Engineering. Andrew Neitlich has been promoted to Vice President of Operations.

ITEM 8 OTHER EVENTS.

(a) New Office Lease for Headquarters for Computer Hardware and Software
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    Development
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The Company has established its headquarters for computer hardware and software development located in a 10,125 square foot facility at 6015 31st Street East, Bradenton, Florida 34203. This facility is leased with a base monthly rent of $8,937.50, plus an estimated monthly additional rent charge in the amount of $1,814.06, plus sales tax of $698.85 for a total of $11,450.41 per month. The lease expires on January 31, 2008.

(b) Agreement with Acosta and eChex.
    --------------------------------

Pursuant to the Loan and Security Agreement with eChex, the Company became a party to a Broker-Client Agreement among Acosta, Inc., eChex, Inc. and the Company, pursuant to which Acosta will distribute Morgan Beaumont Privately Labeled Non-Hologram Stored Value Card-ATM Card and Morgan Beaumont Privately Labeled Hologram Stored Value Card-ATM Card. Due to the Company being added to the Acosta and eChex agreement, the Company is currently determining whether it will sell and invoice products directly to Acosta, rather than to eChex, or sell and invoice products directly to the national chains. The Company expects to make this determination within the next month. There exists the possibility that during the anticipated rollout of the first 160,000 packages of products to Acosta, the Company's second quarter could be delayed until early third quarter of the Company due to logics of producing for the stores and printing of packaging. The Company is working diligently to stay on the schedule as outlined in the Acosta, Morgan Beaumont and eChex Agreement.

ITEM 9 EXHIBITS.

There are no exhibits included herein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

/s/ Clifford Wildes
---------------------------------
By: Clifford Wildes

CEO, Treasurer and Director

Dated: January 28, 2005

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